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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2004

FRONTIER AIRLINES, INC
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-24126 (Commission File Number)	84-1256945 (I.R.S. Employer Identification No.)
7001 Tower Road, Denver, CO 80249 (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (720) 374-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        During the Company's fiscal year ending March 31, 2005 the Compensation Committee of the Board of Directors of Frontier Airlines, Inc. (the "Company") undertook a review of the Company's compensation strategies. In particular, it conducted a review of base and incentive compensation available to officers and internal directors of the Company. An independent consultant was retained to examine the Company's existing compensation levels and conduct a study of compensation levels at other airlines for similarly situated executives. Based on its review of the relevant data and recommendations made by the independent consultant and the Compensation Committee, the Board of Directors revised base salaries and incentive compensation for its officers and directors. In general, the Compensation Committee and the Board sought to align the interests of the Company's officers and directors with those of its shareholders, and to provide base salaries below the median for a defined peer group, but permit slightly above average incentive compensation in the event the Company attained profitability goals and exceeded the financial performance of its peers. The Compensation Committee and the Board also sought to provide a retention tool for the Company's executive officers. In keeping with these underlying principles, the Board adopted a series of resolutions relating to compensation of the Company's officers and internal directors.

        On March 10, 2005, the Board adopted an Executive Bonus Plan for the fiscal year ended March 31, 2006, pursuant to which officers and internal directors of the Company, including each named executive, will be paid a bonus based on the Company's performance during the fiscal year ending March 31, 2006. The bonus is a target percent of base salary and is paid only if the Company achieves a minimum pre-tax profit margin. The target bonus percentage is increased or decreased based on the level of the Company's profitability above the minimum threshold, up to a maximum. At the minimum threshold, the target percentage would be reduced by 75%. At the maximum threshold, the target percentage would be increased by 150%. This bonus percentage is further adjusted based on the percentile ranking of the Company's pre-tax profit performance compared to a peer group. If less than the 25th percentile, the adjusted bonus would be multiplied by a factor of 0.5. At greater than the 75thpercentile, the adjusted bonus would be modified by a factor of 1.5. Both the adjustment for Company pre-tax profit and the adjustment for pre-tax profit performance compared to the peer group are interpolated between the minimum and maximum thresholds. For the fiscal year ending March 31, 2006, the pre-tax profit minimum and maximum thresholds are 2% and 12%, respectively. The target bonus percentage is paid if the Company achieves a pre-tax profit margin of 8%.

        On March 10, 2005, the Board also adopted a Long Term Incentive Plan, pursuant to which the Company's officers, including the named executives, are entitled to receive a combination of stock appreciation rights, restricted stock units and a cash incentive payment. The Company's internal directors will receive a combination of restricted stock units and cash incentive payments. The stock appreciation rights become exercisable in five equal installments beginning on the first anniversary of the grant date, and the restricted stock units become exercisable as a whole on the fifth anniversary of the grant date. The cash incentive payment will be paid only if the Company achieves a minimum pre-tax profit threshold, and is thereafter adjusted in the same fashion as the annual bonus payments under the Executive Bonus Plan. However, for purposes of the cash incentive payment, the minimum pre-tax profit threshold is 4%, the target payment is reduced by 50% at the minimum threshold, and the calculation of the Company's individual performance and comparison to peers is conducted over a trailing three year period. This means that cash incentive awards identified for fiscal year ending March 31, 2006 will be paid based on the Company's individual and comparable pre-tax profit performance over the three year period ending March 31, 2008.

        The annual bonus target percentage and equity incentive awards under these programs for the fiscal year ending March 31, 2006 for the following executive officers, whom the Company expects to be "named executive officers" in the Company's 2005 proxy statement, are as follows:

Named Executive	Annual Bonus*	SARs	RSUs
Jeff S. Potter	75%	50,402	9,980
Paul H. Tate	65%	25,126	4,975
Sean Menke	65%	25,126	4,975
Ann E. Block	55%	13,191	2,612
James Sullivan, Jr.	45%	9,889	1,958

*
This is the target percentage of base salary that would be paid if the Company achieves a pre-tax profit percentage of 8% and would be adjusted upward or downward as described above. The Annual Bonus is only paid if the Company achieves a pre-tax profit margin of at least 2%.

        On September 9, 2004, the Board amended the vesting of all outstanding stock options that had an exercise price per share higher than the September 9, 2004 closing price of the Company's stock to be accelerated and vested in full as of midnight September 9, 2004. The Board also authorized the Chair of the Company's Audit Committee to accelerate the vesting date of other options to purchase common stock of the Company at such time as he deemed appropriate in his sole discretion, so long as, at the time of acceleration, the strike price of any such options was higher than the closing price of the Company's stock on the date of acceleration of vesting. The Board's action with respect to accelerated vesting was taken on the advice of executive compensation consultants based on expected revisions to option expensing rules.

        The Board's action on September 9, 2004 and a subsequent action by the Chairman of the Company's Audit Committee in October 2004 resulted in the immediate accelerated vesting of 671,500 outstanding options held by 35 individuals. See footnote (2) to the Company's financial statements filed with the Securities and Exchange Commission on February 8, 2005 as part of its Form 10-Q for a more complete discussion of the decision to accelerate the vesting of certain options.

        Pursuant to the actions taken above, the named executive officers were granted acceleration of option vesting as follows:

Named Executive	Options Accelerated
Jeff S. Potter	16,000 @ $14.35 24,000 @ $10.70 30,000 @ $15.87 40,000 @ $17.93
Paul H. Tate	30,000 @ $16.97 12,000 @ $8.00
Sean Menke	12,000 @ $12.61 10,000 @ $10.45 4,500 @ $8.834 18,000 @ $8.13
Ann E. Block	12,000 @ $15.75 10,000 @ $10.45 9,000 @ $8.55
James Sullivan, Jr.	5,000 @ $18.63

        On September 9, 2004, the Board of Directors granted non-qualified stock options to certain members of the Company's Board of Directors, and adopted a revised compensation program for members of the Company's Board of Directors.

        The following options were granted to members of the Board of Directors pursuant to the Frontier Airlines 2004 Equity Incentive Plan (the "Incentive Plan"), with an exercise price of $8.50 and an expiration date of September 12, 2014, each vesting in full on the first anniversary of the grant date:

Director	Stock Options
Hank Brown	5,000
D. Dale Browning	5,000
Paul S. Dempsey	5,000
Patricia A. Engels	10,000
William B. McNamara	5,000
B. LaRae Orullian	5,000
James B. Upchurch	5,000

        The compensation program approved for non-employee members of the Board was is follows:

Compensation Element	Amount
Annual Retainer	$20,000 per year
Board Meeting Fees	$1,500 per meeting attended in person
$750 per meeting attended telephonically
Audit Committee Chair Retainer	$5,000 per year
Compensation Committee Chair Retainer	$3,000 per year
Equity—New Members	10,000 options or equivalent restricted stock units vesting on 3rd anniversary of grant (pro-rated for mid-fiscal year appointments)
Equity—Continuing Members	5,000 options or equivalent restricted stock units vesting on 3rd anniversary of grant

        Options or restricted stock units granted to members of the Board will have an exercise price equal to the fair market value of the Company's common stock on the date of the grants, will have a term of ten years, and will vest as described above or as otherwise determined by the Board, provided, no options or restricted stock units will vest prior to the first anniversary of the date of grant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER AIRLINES, INC.
Date: June 13, 2005	By:	/s/ JEFF POTTER Jeff Potter, President and Chief Executive Officer
	By:	/s/ PAUL TATE Paul Tate, Chief Financial Officer

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  Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES